EXHIBIT 99.1

Press Release

U.S. Listed Company TRSO Announces Intent to Acquire 51% Equity in Australian Digital Currency Exchange (SGX) to Jointly Build a Global Innovative Platform Bridging Traditional and Crypto Finance

Las Vegas, US / Sydney, Australia – September 26, 2025 – TRANSUITE.ORG INC. (“TRSO”) (Stock Ticker: TRSO), Nevada-based innovator in AI-driven business solutions, and SYD GOLDX PTY LTD (“SGX”), a licensed Digital Currency Exchange headquartered in Sydney, Australia, today jointly announced the signing of a Letter of Intent (“LOI”) on September 26, 2025. Under the agreement, TRSO intends to acquire a 51% equity stake in SGX. The parties plan to complete due diligence and execute the definitive acquisition agreement by December 31, 2025.

TRSO is a leading global provider of AI-driven business solutions, with expertise spanning AI, big data, Web3 blockchain, and Real-World Asset (“RWA”) services. Supported by an experienced global management team and a robust track record, TRSO consistently drives corporate digital transformation, serving clients across multiple industries and regions. The company empowers businesses worldwide with AI-driven digital transformation and business solutions, offering revolutionary AI social agent solutions and Web3 blockchain services. It provides the world’s first AI social agent platform, enabling enterprises to deploy autonomous AI employees on major social platforms in over 100 languages. Its integrated technology stack combines AI workforce automation, blockchain infrastructure, digital asset management, and Web3 solutions for global enterprises.

SGX is one of the early digital currency exchanges in Australia to obtain AUSTRAC compliance registration. It provides services for digital currency issuance, trading, and circulation. Its core business encompasses multiple fiat currency on/off-ramps, buying and selling stablecoins, Bitcoin, Ethereum, and RWA asset trading. Committed to building a bridge between traditional finance and crypto finance, SGX is a leading stablecoin trader and RWA asset trader in Australia and globally. SGX’s close business partners also hold an Australian international remittance license and an Australian financial services license. Through the innovative combined application of these qualifications and licenses, SGX facilitates multi-currency international exchange, remittance, and payment services, including USD, CAD, AUD, EUR, GBP, NZD, HKD, SGD and RMB.

SGX operates a self-developed, secure, stable, and reliable blockchain asset trading platform. SGX and its close partners, leveraging their combined licenses, adhere to a long-term development strategy, unique market segmentation, precise market positioning, transparent services, and a global vision, possessing advanced competitiveness and establishing themselves as one of the frontrunners in the Australian digital finance market.

“We are very much looking forward to the collaboration with SGX. As a leading compliant Digital Currency Exchange in Australia, they have demonstrated strong competitiveness in the fields of stablecoins, RWAs, multi-currency exchange, and cross-border payments,” said Mengqing Fan, CEO of TRSO. “Through this acquisition, we will combine our strengths in AI and blockchain technology to help SGX expand into global markets, develop more RWA projects, issue more RWA products, and create greater value for shareholders and customers. We believe this will be a significant milestone in promoting the integration of digital and traditional finance.”

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“We are honored to reach this acquisition intent with TRSO,” said Zhiping Ma, CEO of SGX. “Their global leadership in AI and blockchain will bring us powerful technological and capital market support. Through this cooperation, we will not only further consolidate our market advantages in Australia but also gain opportunities to expand our international business footprint. We look forward to joining forces with TRSO to build a safer, compliant, and innovative digital asset ecosystem for users and jointly lead the future development of global digital finance.”

The reaching of this acquisition intent marks a significant step for TRSO in expanding its strategic presence in the global digital finance sector. By acquiring SGX, TRSO can leverage its compliant licenses and local market advantages in Australia while propelling SGX into international capital markets and accelerating its global business expansion. Simultaneously, SGX will utilize TRSO’s AI and blockchain technological capabilities to enhance its platform’s competitiveness and innovation.

Both parties stated that this cooperation adheres to the principle of “sincere cooperation and mutual benefits” and they are committed to jointly building a global innovative platform that connects traditional finance and crypto finance.

About TRANSUITE.ORG INC.

TRANSUITE.ORG INC. (Stock Ticker: TRSO) is a Nevada-based innovator in AI-driven business solutions, providing revolutionary AI business solutions, Web3 blockchain, and RWA services. The company boasts an experienced global management team and a strong commercial performance record. It empowers enterprises worldwide with AI-driven digital transformation and business solutions, offering revolutionary AI social agent solutions and Web3 blockchain services. The company provides the world’s first AI social agent platform, enabling businesses to deploy autonomous AI employees on major social platforms in over 100 languages. Its integrated technology stack combines AI workforce automation, blockchain infrastructure, digital asset management, and Web3 solutions for global enterprises.

About SYD GOLDX PTY LTD

SYD GOLDX PTY LTD (SGX) is one of the early digital currency exchanges in Australia to obtain compliance registration. It provides services for digital currency issuance, trading, and circulation. Its core business covers fiat currency on-ramp and exchange, foreign exchange, stablecoin and RWA asset trading, and facilitating the international free circulation of multiple currencies, including USD, CAD, AUD, EUR, GBP, NZD, HKD, SGD and RMB.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information concerning possible or assumed future results of our business, financial condition, liquidity, results of operations, plans, and objectives. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions. Our statements regarding the proposed transaction with SYD GOLDX PTY LTD are forward-looking statements. The completion of the transaction is subject to numerous conditions, and there can be no assurance that the transaction will be completed. All forward-looking statements are based on information available to us as of the date of this press release.

Contact:

TRSO Investor Relations

Email: ir@transuite.org

Phone: +1 (775) 295-4295

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